EXHIBIT 3.1.1


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                            ARTICLES OF INCORPORATION
                                       OF
                           COLORADO CERAMIC TILE, INC.


      The undersigned (who, if a natural person, is eighteen year of age or older), acting as incorporator of this Corporation under the Colorado Business Corporation Act, adopts the following Articles of Incorporation for this Corporation.

                                    ARTICLE I
                               NAME OF CORPORATION

      The name of the corporation is COLORADO CERAMIC TILE, INC.


                                   ARTICLE II
                             DURATION OF CORPORATION

      The period of its duration is perpetual.

                                   ARTICLE III
                               PURPOSES AND POWER

      The purpose of the Corporation shall e to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act, as amended. The Corporation shall have the power to do all and everything necessary, suitable and proper for the accomplishment of its purpose.

                                   ARTICLE IV
                                     CAPITAL

      The aggregate number of shares the Corporation shall have authority to issue is 50,000 shares of common stock. The shareholders of all issued and outstanding shares of common stock shall have unlimited voting rights and are entitled to receive the net assets of the Corporation upon request.


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                                    ARTICLE V
                              TRANSFER RESTRICTIONS

      The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is herby authorized, on behalf of the Corporation, to exercise the Corporation's right to so impose such restrictions, whether by provision in the By-Laws or otherwise.

                                   ARTICLE VI
                                     VOTING

      No cumulative voting shall be allowed.

                                   ARTICLE VII
                        ADOPTION AND AMENDMENT OF BY-LAWS

      The By-Laws of the Corporation shall be adopted by its Board of Directors or, if no directors yet, then by the incorporators or shareholders of the Corporation. The power to alter or amend or repeal the By-Laws, or adopt new By-Laws, shall be vested in the Board of Directors, but the shareholders may also alter, amend or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with statute or the Articles of Incorporation.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

      The address of the initial registered office of the Corporation is 1120 Lincoln Street, #1100, Denver, Colorado 80203.

      The name of its registered agent at such address is MARILYN W. McWILLIAMS. The written consent of the initial registered agent to the appointment as such is stated below.


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                                   ARTICLE IX
                           PRINCIPAL PLACE OF BUSINESS

      The address of the Corporation's principal place of business is 55 Glenalla Place, Castle Rock, Colorado 80104.

                                    ARTICLE X
                       DEALINGS OF OFFICERS AND DIRECTORS

      No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason, or solely because the Director or Officer is present at or participates in the meeting of the Board which authorizes, approves, or ratifies the contract or transaction, or solely because his or their votes are counted for such purpose if: the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum; or the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the Shareholders; or the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, or the Shareholders.

      Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction.


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                                   ARTICLE XI
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

      Section 11.1 Indemnification. In addition to the other powers now or thereafter conferred upon the Corporation by these Articles of Incorporation, the Colorado Revised Statutes, as amended, or otherwise, the Corporation shall possess and may exercise all powers to indemnify Directors and other persons and all powers whatsoever incidental thereto (including, without limitation, the power to advance expenses and the power to purchase and maintain insurance with respect thereto), in accordance with and as expressly provided for by Section 7-108-402(1) of the Colorado Revised Statutes, as amended. The Board of Directors is authorized on behalf of the Corporation, and without Shareholder action, to exercise all of the Corporation's powers of indemnification.

      Section 11.2 Limitation of Liability. Pursuant to Section 7-108-402(1) of the Colorado Revised Statutes, as amended, the personal liability of a Director to the Corporation or to its Shareholders for monetary damages for breach of fiduciary duty as a Director shall be eliminated; except that this provision shall not eliminate or limit the liability of a Director to the Corporation or to its Shareholders for monetary damages for any breach of the Director's duty of loyalty to the Corporation or to its Shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403 of the Colorado Revised Statutes, as amended, or any transaction from which the Director directly or indirectly derived an improper personal benefit.

      Section 11.3 Limitations on Personal Liability of Officers or Directors. Pursuant to Section 7-108-402(2) of the Colorado Revised Statutes, as amended, no officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense.


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                                   ARTICLE XII
                                    DIRECTORS

      The initial Board of Directors shall consist of three members. The members shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Their names and addresses are as follows:

            NAME                          ADDRESS

            SAL VENEZIA                   55 Glenalla Place
                                          Castle Rock, CO  80104

            BEN CASALE                    55 Glenalla Place
                                          Castle Rock, CO  80104

            MARK RODENBECK                55 Glenalla Place
                                          Castle Rock, CO  80104


                                   ARTICLE XII
                                  INCORPORATOR

      The name and address of the incorporator is:

            NAME                          ADDRESS

            MARILYN W. McWILLIAMS         1120 Lincoln St., #1100
                                          Denver, CO  80203


      Dated at Denver, Colorado this 27th day of March, 1995.



                                       /s/ Marilyn W. McWilliams
                                       ----------------------------------
                                       MARILYN W. McWILLIAMS, Incorporator


      The undersigned herby consents to the appointment as the initial registered agent.


                                       /s/ Marilyn W. McWilliams
                                       ----------------------------------
                                       MARILYN W. McWILLIAMS, Incorporator



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